UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2016, LifeVantage Corporation (the “Company”) received a limited waiver and extension letter from Z.B., N.A., doing business as Zions First National Bank ("Zions"), the lender under the Company’s Loan Agreement dated March 30, 2016 (the "Credit Facility"). The letter states that the Company would violate the covenants set forth in the Credit Facility if the Company does not provide Zions with audited financial statements for the Company’s 2016 fiscal year on or before October 28, 2016. Under the limited waiver and extension, Zions has agreed to waive compliance with this requirement if the Company delivers such audited financial statements prior to December 31, 2016. If the Company does not deliver such audited financial statements prior to December 31, 2016, it will be in default under the Credit Facility and Zions may proceed to exercise its default rights and remedies thereunder.

On October 26, 2016, the Company issued a press release announcing the limited waiver and extension under the Credit Facility. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated October 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2016	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President, Legal Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 26, 2016